January 17, 2000

United States Securities and Exchange Commission
Washington, D.C.
20549

Attention: Richard K. Wulff, Chief
           Office of Small Business

Dear Sir.

This letter represents our consent for Northstar Electronics Inc. to use the Following auditors' reports prepared by us for Northstar Technical Inc., and Their wholly owned subsidiary, in their SB-1 filing presentation to you.

1) Nine months ended December 31, 1998 dated July 14, 1999

2) Year ended March 31, 1998 dated September 29, 1998.

If you have any questions or require additional information please contact us.

Yours very truly,

SULLIVAN, LEWIS AND WHITE

/s/ Jerry D. White

Jerry D. White, C.A.
Partner

c.c. Wilson Russell

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               (Letterhead of Jones, Jensen & Company, LLC)


                   CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
Northstar Electronics, Inc.
(Formerly Scientific Technologies, Inc.)
Vancouver, B.C. Canada

We hereby consent to the use in this Form SB-1 of Northstar Electronics, Inc. (formerly Scientific Technologies, Inc.) of our report dated September 11, 1998 of Northstar Electronics, Inc. (formerly Scientific Technologies, Inc.) for the period ended July 31, 1998, which is part of this Form SB-1, and to all referenced to our firm included in this Form SB-1.

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
January 20, 2000